UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

REED’S, inc.
(Name of Registrant as Specified in Its Charter)

the committee to rescue reed’s JEFFREY T. GLIDDEN joseph grace JEFFREY V. HEMBROCK EDWIN R. LOZANO JAMES G. MCRITCHIE Bruce nierenberg david robinov GARY W. SPIRO MATHEW D. TEKULSKY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Edwin R. Lozano, together with the other participants named herein (collectively, the “Committee to Rescue Reed’s” or the “Committee”), intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the upcoming 2016 annual meeting of stockholders of Reed’s, Inc., a Delaware corporation (the “Company”).

On October 31, 2016, the Committee filed Amendment No. 1 to its Schedule 13D (“Amendment No. 1”) with the SEC regarding its investment in the Company. The disclosure set forth in Item 4 of Amendment No. 1 is copied below:

On October 28, 2016, Bruce Nierenberg and David Robinov resolved to join the Committee to Rescue Reed’s and to assist in the Committee’s efforts to reconstitute the Board and institute best-in-class governance practices at the Issuer.  Mr. Robinov is a former Board member of the Issuer and was selected to serve as one of two independent mediators of the process between the Committee and the Issuer in furtherance of achieving a unified Board slate.  Mr. Nierenberg is a candidate who was suggested by the Issuer’s Chairman and CEO, Chris Reed, for inclusion in the unified Board slate.  The addition of Messrs. Nierenberg and Robinov bolsters the growing voice of stockholders demanding unaffiliated shareholder representation at the Issuer.  Consequently, the Committee continues preparations for a proxy contest to elect its slate of five (5) highly qualified independent director candidates at the upcoming 2016 annual meeting of stockholders (the “Annual Meeting”).  If the Committee is successful in electing a majority of its nominees to the Board at the Annual Meeting, the Committee intends to expand the size of the Board to seven (7) directors and to appoint Mr. Nierenberg and a yet to be determined candidate to fill the resulting vacancies.

INFORMATION CONCERNING THE PARTICIPANTS

Edwin R. Lozano, together with the other the participants named herein (collectively, the "Committee to Rescue Reed's") intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of their slate of five highly-qualified director nominees at the 2016 annual meeting of stockholders of Reed's, Inc., a Delaware corporation (the "Company").

THE COMMITTEE TO RESCUE REED'S STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Joseph Grace, Jeffrey T. Glidden, Jeffrey V. Hembrock, Edwin R. Lozano, James G. McRitchie, Bruce Nierenberg, David Robinov, Gary W. Spiro and Mathew D. Tekulsky.

As of the date hereof, Mr. Grace beneficially owned 505,000 shares of Common Stock. As of the date hereof, Mr. Lozano beneficially owned 176,054 shares of Common Stock. As of the date hereof, Mr. McRitchie beneficially owned 22,779 shares of Common Stock. As of the date hereof, Mr. Robinov beneficially owned 48,000 shares of Common Stock. As of the date hereof, Mr. Spiro beneficially owned 97,951 shares of Common Stock. As of the date hereof, Mr. Tekulsky beneficially owned 107,500 shares of Common Stock. As of the date hereof, Messrs. Glidden, Hembrock and Nierenberg do not beneficially own any shares of Common Stock.